Exhibit 10.3

STOCK PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into this 30th day of December, 2004, by and between THE RESOURCING SOLUTIONS GROUP,INC, a Nevada corporation (hereinafter called the "Seller"), ASMARA SERVICES I, INC., a North Carolina corporation (the "Corporation"), and PACEL CORP., a Virginia corporation (hereinafter called the "Buyer").

WITNESSETH:

WHEREAS, Seller owns, of record and beneficially, all of the issued and outstanding shares of stock of Corporation; and

WHEREAS, the Seller desires to sell to the Buyer, and the latter desires to purchase from Seller, all of the shares of stock of Corporation issued and outstanding at closing; and

WHEREAS, the parties desire to stipulate all of the terms, conditions and covenants of such purchase and sale;

NOW, THEREFORE, in consideration of the premises, the representations, warranties and mutual covenants contained herein, IT IS AGREED:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents, warrants, covenants and agrees that the following are true and correct on the date hereof and will continue true and correct on each day through the closing date as though made as and of such date:

1.1 Organization and Qualification. The Corporation is duly organized and existing under the laws of the state of North Carolina and has all necessary legal and corporate authority required to own, lease and operate its assets and properties and carry on its business at and in the place(s) where such business is now conducted and such properties are now owned, leased or operated, and it is duly qualified to do business and is in good standing in every jurisdiction in which its ownership or leasing of real property or the nature of the business conducted by it makes such qualification necessary.

1.2 Capital Stock. The authorized capital stock of the Corporation consists solely of 100,000 shares of no par value common stock of which 100 shares are issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and non assessable and were not issued in violation of any preemptive or similar right.

1.3 Options, Etc. There are no outstanding options, warrants, rights, contracts or agreements of any kind for the issuance (upon conversion, exercise or otherwise) or sale of any additional shares of capital stock of the Corporation or for the issuance or sale of any other securities or obligations of the Corporation or for the purchase from the Corporation of any of its shares. Seller has ownership and control, both legally and beneficially, of all of the issued and outstanding capital stock of the Corporation and no other person or entity, including but not limited to Engineered Structural Systems, Inc., has any ownership right or claim with respect thereto.

1.4 Stockholders. Seller owns of record and beneficially 100 shares of the issued and outstanding capital stock of the Corporation, which constitutes one hundred percent (100%) of the outstanding capital stock of the Corporation and all said shares are owned by Seller free and clear of any pledge, lien, encumbrance or agreement of any kind restricting transfer or sale. Seller is not subject to any restriction restricting the transfer contemplated by this Agreement; and Seller has valid and marketable title to the shares held by him, with full legal right, power and authority to execute, deliver and perform his obligations under this Agreement and to transfer and deliver his shares of the Corporation to Buyer in the manner provided by this Agreement.

1.5 Affiliates. The Corporation owns 99% of N.C.S. LLC a North Carolina Limited Liability Company.

1.6 Liabilities. Except as shown on the Balance Sheets, the Corporation has no liability or obligation, absolute or contingent, known or unknown, which is not reflected, reserved against or provided for to the full extent thereof on the Balance Sheets. There are no wages, bonuses, commissions, loans or other amounts due or payable by the Corporation to Seller or any affiliate of Seller or to other employees of the Corporation.

1.7 Taxes. The Federal income tax returns of the Corporation have been filed or will be filed for all periods to and including December 2003, and all taxes shown on said returns have been paid or provided for in the latest Balance Sheet. The Corporation is not delinquent in the filing of any federal or any state or local tax returns or reports and all taxes shown on said returns or due for any period prior to closing, including returns not yet filed, have been paid or accrued for in the latest Balance Sheet; and, with regard to such returns or reports, the examination of which has been concluded by the appropriate governmental authority, all assessments and deficiencies or increases proposed have either been paid or are included in the liabilities or accruals for taxes provided for in the latest Balance Sheet. Any and all assessments and deficiencies or increases proposed as a result of any and all examinations or audits of any returns concluded by any taxing authority have either been paid or are included in the liabilities or accruals for taxes provided for in the latest Balance Sheet.

1.8 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened against the Corporation at law or in equity or before any governmental department, commission, board, agency or instrumentality, and there have been no occurrences prior to Closing which could result in any action, suit, proceeding or investigation. The Corporation is not in default with respect to or bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality. Seller has no knowledge or reasonable basis for knowledge of any threatened actions, suits, proceedings or investigations pending against the Corporation at law or in equity or before any governmental department, commission, board, agency or instrumentality.

1.9 Adverse Agreements. Neither the Corporation nor the Seller is a party to any contract or agreement which will survive the Closing, nor is the Corporation subject to any charter provision or other legal restriction that prevents or restricts complete fulfillment of all the terms and conditions of this Agreement or compliance herewith or which materially and adversely affects the business, property, assets or condition, financial or otherwise, of the Corporation.

1.10 Absence of Certain Changes or Events. Since the latest Balance Sheet Date, the Corporation has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability, absolute or contingent; (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected as shown in the latest Balance Sheet provided pursuant to this Agreement and current liabilities incurred since that date in the ordinary course of business; (iii) mortgaged, pledged or subjected to lien, charge or encumbrance any of its assets, real or personal, tangible or intangible, or canceled any of its debts or claims, except in each case, in the ordinary course of business; (iv) suffered any losses or waived or released any rights of value, (v) issued or delivered or contracted to issue or deliver any stocks, bonds or other corporate securities, or granted or agreed to grant any options (including employee stock options) or warrants calling for the issue thereof; (vi) increased, decreased or reclassified its capital stock or amended its Articles or Bylaws; (vii) declared or made or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders (except as herein specifically set forth), or redeemed or purchased or agreed to purchase or redeem, any shares of its stock; (viii) made any accrual or arrangement for a payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (ix) declared any compensation payable or to become payable to any of its officers or employees or adopted any profit sharing, bonus, deferred compensation, insurance provision, retirement or any other employee benefit plan, payment or arrangement for or with any such officers or employees; or (x) entered into any other transaction, except as contemplated by this Agreement.

1.11 Scheduled Property. The Corporation does not own or lease any real or tangible personal property. The Corporation has and on the closing date will have good and marketable title to all of its properties and assets reflected in the Closing Financial Statements free and clear of all defects, liens, encumbrances, claims or rights of third parties.

1.12 Material Change. Since the Balance Sheet Date, there has not been:

(a) Any change in the Corporation's business or in its condition, financial or otherwise, other than changes in the ordinary course of business, none of which is materially adverse;

(b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the ability of the Corporation to conduct its business; or any other damage, destruction or loss of any material nature;

(c) Any labor dispute or any event or condition of any character materially and adversely affecting the business of the Corporation;

(d) Any event or condition of any character, materially and adversely affecting the Corporation's business, prospects or state unemployment tax rate.

1.13 Contracts, Leases, Etc. The Corporation has no existing contracts (whether written or oral) of any nature except through its subsidiary N.C.S. LLC which has a contractual right to provide Workers Compensation Insurance through the Phoenix Fund. The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any material respect, under any previous agreement, obligation or other commitment (oral or written), leases or license agreements or franchise agreements to which it was a party or to which it was bound. The Corporation is not a guarantor or secondarily liable for the payment of any debt, liability or dividend.

1.14 Compliance With Laws. The Corporation has complied with all laws, regulations, ordinances and orders applicable to its businesses and properties, and no notice has been given to the Corporation claiming any violation thereof.

1.15 Conduct of Business. Pending closing and except as may first be approved by Buyer in writing, or as is otherwise permitted by this Agreement.

(a) The business of the Corporation will be conducted only in its ordinary course and the character of such business shall not be changed nor any different business undertaken;

(b) No material contract, commitment or understanding of any kind will be entered into by and on behalf of the Corporation;

(c) No material business decision or action shall be made or taken;

(d) The Corporation and the Seller will duly comply and act in accordance with the provisions of the representations and warranties contained in this Agreement.

(e) Consents. No consents of any person will be required in order effectively to preserve to the Corporation the rights and benefits it is currently entitled to after closing or in order to close the transactions contemplated hereby.

1.16 Governmental Authorization. The Corporation has all licenses, franchises, permits and other governmental authorizations that are required in connection with its business as conducted on the date hereof.

1.17 Disclosure. No statement of fact by Seller in this Agreement or in any statement furnished or to be furnished to Buyer pursuant hereto or in connection with any transaction contemplated hereby contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements herein or therein not misleading.

1.18 Stock. Seller hereby represents and warrants that the original certificates evidencing the issued and outstanding shares of Corporation have been transferred in accordance with the laws of North Carolina to buyer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents, warrants, covenants and agrees that the following are true and correct on the date hereof and will continue true and correct on the closing date as though made as and of such date:

2.1 Status. Buyer is a corporation, not a minor, not in the military service and is compis mentis.

2.2 Restrictions. Buyer is not subject to any restrictions contained in any agreement or decree which would prevent the consummation of the transactions contemplated by this Agreement, nor will such transactions result in the breach of any term or provision or constitute a default under any such document.

2.3 Authorization. This Agreement has been duly approved by Buyer.

ARTICLE III

SALE OF STOCK

Subject to and in reliance upon the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein stated:

3.1 Agreement to Sell. Seller agrees to sell, transfer and deliver to Buyer on the closing date all of the issued and outstanding capital stock of the Corporation (the "Stock"), and Buyer agrees to purchase from Seller on the closing date all of said stock for a total purchase price equal Three Hundred Thousand and no/100ths DOLLARS ($300,000.00).

3.2 Payment of Purchase Price. The purchase price shall be payable in cash at Closing.

3.3 Closing. The closing of the sale provided by this agreement shall be at the office of Seller on the 30th day of December, 2004 (the "Closing Date"), unless accelerated or extended by mutual agreement of the parties. If the parties agree, the transaction may be closed by mail. At the closing Seller shall deliver to Buyer all of the issued and outstanding shares of stock of the Corporation duly endorsed for transfer with signatures notarized or accompanied by duly executed stock powers with signatures notarized, in exchange for the payment and delivery to Seller of the purchase price. In addition, (a) Seller shall deliver to Buyer (i) the minute books, stock books, stock transfer books, corporate seal, files, ledgers, books of account, contracts and other valuable papers and assets of the Corporation, (ii) the written resignations of each director and officer of the Corporation, (iii) all policies of insurance issued to or for the benefit of the Corporation currently in effect, and all policies expired but covering claims not barred by any Statute of Limitations, and (iv) a Certificate of Good Standing of the Corporation from the State of North Carolina, dated not more than ten (10) days prior to the closing; and (b) the parties shall deliver or cause to be delivered any other certificates, opinions or other documents required as provided for under this Agreement.

3.4 Deposits and Closing & Expenses. Seller shall have the right to the refund of any deposits (e.g., for utilities, leaseholds, etc.). Each party shall be responsible for their own attorney's fees and other costs in connection with the closing of the transaction contemplated by this Agreement.

3.5 Certain Assets of the Corporation. Notwithstanding anything to the contrary contained herein or appearing on any Balance Sheets or Income Statements attached hereto, all of the assets of the Corporation, after payment of all liabilities of the Corporation, shall be distributed to Seller prior to closing and shall become the property of Seller, it being the intention of the parties that the Buyer receive the Corporation with only the Retained Assets and no current or long-term liabilities of any kind.

3.6 Leases, Contracts, and Employees. Seller shall at or before closing terminate or assume and have the Corporation released from all liability under each lease covering real property leased by the Corporation; and Buyer and the Corporation are hereby indemnified and held harmless by Seller of and from any liability thereon in accordance with the indemnification provisions hereinafter set forth in this Agreement. Seller shall at or before closing terminate or assume and have the Corporation released from all liability under any and all contracts, including but not limited to equipment leases, licenses and franchise agreements to which the Corporation is a party; and Buyer and the Corporation shall be indemnified by Seller of and from any liability thereon in accordance with the indemnification provisions hereinafter set forth in this Agreement.

ARTICLE IV

INDEMNIFICATIONS AND RELEASE

4.1 Indemnification of Buyer.

(a) Agreement to Indemnify. Seller agrees to indemnify and hold harmless the Buyer and, after the closing date, the Corporation, against any and all losses, claims, damages or liabilities (including the reasonable cost of investigating or defending any alleged losses, claims, damages or liabilities and reasonable counsel fees incurred in connection therewith) to which the Buyer or the Corporation may become subject, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any liability of the Corporation which arose on or before or is based upon events or transactions occurring on or before the closing date; (ii) any commitment, contract, indebtedness, liability or obligation of any nature of the Corporation (including without limitation any liability for Federal, state or local income or property taxes) as a result of transactions or occurrences prior to the closing date; or (iii) any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Seller under or in connection with this Agreement, or (iv) any real property lease, contract, equipment lease, license, franchise agreement, employee or employment matter which Seller is required to terminate or to have the Corporation terminate or which Seller is required to assume.

(b) Notice of Claims. In case any claim is made, any suit or action commenced, or notice given of any administrative or other proceeding against the Buyer or the Corporation or their successors in respect of which indemnity may be recovered pursuant to this Paragraph 4.1 (a "Covered Claim"), the following provisions shall apply:

(i) The Buyer shall promptly give written notice thereof to the Seller (for the purposes of this Paragraph 4.1(b) references to the Buyer include the Buyer, the Corporation and their respective successors) and within twenty (20) days after the Buyer has given such notice, the Seller may give the Buyer written notice of its election to participate in (or if the Buyer does not desire to defend, to conduct) the defense thereof at its own expense (but if the Buyer shall determine to defend it shall at all times have the right to conduct and control the defense thereof);

(ii) Any covered claim may be settled, compromised or satisfied by the Buyer (whether or not the Seller has elected to participate in the defense thereof) after notice thereof by the Buyer to the Seller of the settlement terms and the Buyer's intent to effect such settlement, unless within ten (10) days after such notice the Seller notifies the Buyer of his election to assume (or if it is then participating in the defense thereof, to continue) the defense of such covered claim and posts a bond or cash collateral with the Buyer in the full amount being claimed;

(iii) Any such settlement, compromise or satisfaction made by the Buyer, or any final judgment or decree entered in any Covered Claim defended only by the Seller (or with respect to which the Seller participated in the defense, or with respect to which none of the parties hereto participated in the defense) in accordance with this Paragraph 4.1 (b) shall be obligatory and binding upon the Seller as fully as if it alone had assumed the defense thereof and a final judgment or decree had been entered in such suit or action or with regard to such claim by a court of competent jurisdiction for the amount of such settlement, compromise, satisfaction, judgment or decree; and the Buyer shall be entitled to indemnification to the extent provided in this Paragraph 4.1 with respect to such settlement, compromise, satisfaction, judgment or decree, irrespective of the nature of claims or liabilities respecting any of the foregoing, or the manner in which any such claims or liabilities respecting any of the foregoing, or the manner in which any such claims or liabilities arise whether the same are meritorious or not, whether they are heretofore or hereafter incurred, and whether any such losses, costs, expenses, damages or liabilities are incurred or suffered by the Buyer as a result of any investigation, proceeding, settlement or otherwise. Any cash collateral or bond posted by Seller with the Buyer may be used to satisfy any claim which is finally adjudicated.

4.2 Release. Seller does hereby agree that, as of the closing date, Seller hereby releases and holds Buyer and the Corporation harmless from any and all liabilities and claims which Seller may have against Buyer and/or the Corporation except (a) liabilities and claims arising out of this Agreement, including, but not limited to, the obligation of Buyer to pay the purchase price of the Stock to Seller in accordance with the provisions of Section 3.2 hereof, and (b) any tax refund flowing to Seller through the Corporation for any period prior to the closing date.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions of Buyer's Obligations. The obligations of Buyer hereunder are subject to the satisfaction or the waiver thereof by Buyer in its absolute discretion, of each of the following conditions on or before closing date:

(a) Inspection of Books and Records. Buyer shall have inspected and reviewed the books and records of the Corporation and any other information requested by Buyer, and Buyer, in its sole discretion, shall not have any concerns about the same. Seller will, immediately upon execution of this Agreement, make such books and records available to Buyer and Buyer's representatives for inspection and copying, and such books and records shall include, but shall not be limited to all corporate state and federal tax returns for the past three (3) years, and all invoices, purchase invoices, sales ledgers and invoice books for the past three (3) years.

(b) Material Error, Access, Etc. Buyer shall not have discovered any material error, misstatement or omission in any representations or warranties made herein, and all of the terms and conditions in this Agreement to be complied with and performed by Seller on or before closing date shall have been complied with and performed. It is agreed that the Corporation shall give to the Buyer, and to Buyer's counsel, accountants and other representatives, full access, during normal business hours throughout the period from and after the date hereof until closing, to its books, contracts, commitments and records pertaining thereto, and shall furnish the Buyer during such period with all such information concerning the Corporation's affairs as Buyer may reasonably request. The foregoing shall not affect Buyer's right to rescind this Agreement for any material misrepresentations made herein nor shall it affect Seller' liability after closing, for any misrepresentation or omission in any of the warranties and representations made herein.

(c) Adverse Development. There shall not have been any development in the Corporation's business or tax status since the Balance Sheet Date, which would have a materially adverse effect on the value thereof. (d) Delivery of Shares. Seller shall deliver all of the Stock, in accordance with the terms hereof, to Buyer at closing.

5.2 Conditions of Seller's Obligations. The obligations of Seller hereunder are subject to Seller not having discovered any material error, misstatement or omission in any representations or warranties made herein, and all of the terms and conditions in this agreement to be complied with and performed by Buyer on or before the closing date shall have been complied with and performed.

5.3 Failure to Satisfy Condition. If any condition is not satisfied or waived on or prior to the closing date, the party whose obligations are subject to such satisfaction or waiver may at its or their option, terminate this Agreement without further obligation. If this Agreement is so terminated, then neither party shall be liable to the other for any costs, fees or expenses.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This agreement shall be construed and enforced under the laws of the State of North Carolina.

6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Buyer, its heirs, personal representatives, successors and assigns, and Seller, its heirs, personal representatives, successors and assigns. Without limiting the foregoing, the Corporation's rights hereunder may be enforced in its own name.

6.3 Legal and Accounting Fees. Unless the parties otherwise agree, since this Agreement is for the sale by Seller of its stock in the Corporation, the Corporation shall not be charged with any legal or accounting fees for services rendered relating to this Agreement, negotiation therefor, or consummation thereof.

6.4 Notice. All notices necessary or desired to be given hereunder shall be in writing and sent by certified or registered mail, postage prepaid, if for Seller addressed to:

Gary Musselman
10108 Industrial Drive Pineville, North Carolina 28134

and if for Buyer addressed to it:

Gary Musselman
10108 Industrial Drive Pineville, North Carolina 28134

or to such other address as any of the parties hereto may designate by certified mail, as above provided and will be deemed given when deposited in the United States mail.

6.5 Representations and Warranties to Survive Closing. All representations, warranties and agreements made by any party hereto in this Agreement or pursuant hereto shall survive the closing date of this Agreement, and any investigation made by or on behalf of any party. All statements contained herein or in any certificate, exhibit, list or other document shall be deemed to be representations and warranties.

6.6 Headings. The various headings used in this Agreement are for convenience only and shall not be used in interpreting the text of the Agreement.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute together one and the same instrument. A faxed signature shall, for the purposes of this Agreement, be deemed an original.

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement on the day and year first above written.

SELLER:

THE RESOURCING SOLUTIONS GROUP, INC

By:	/s/ GARY A. MUSSELMAN
Gary A. Musselman, President

BUYER:

PACEL CORP.

By:	/s/ GARY A. MUSSELMAN
Gary A. Musselman, President

ASMARA SERVICES I, INC.

By:	/s/ GARY A. MUSSELMAN
Gary A. Musselman, President

PROMISSORY NOTE

$300,000.00 DECEMBER 30, 2004

FOR VALUE RECEIVED, the undersigned, PACEL CORP, INC ("Maker"), a Virginia corporation, hereby promises to pay to the order of The Resourcing Solutions Group, Inc, a Nevada company, the aggregate, principal sum of $300,000, together with interest on the unpaid principal balance, in accordance with the schedule attached hereto and incorporated herein.

1. The principal and interest indebtedness evidenced hereby shall be a payable in accordance with Schedule 1 attached hereto and made a part hereof.

2. All payments on account of the indebtedness represented by this Note shall be applied first to accrued and unpaid interest and the remainder to principal. This Note may be prepaid by Maker at any time, in whole or in part, without premium or penalty There shall be no default under paragraph 1(a) unless the required amount is not received by the holder of this Note by the tenth day of the month.

3. Payments shall be made to The Resourcing Solutions Group, Inc, care of Gary Musselman, 10108 Industrial Drive, Pineville NC 28134, or such other address as the holder of this Note may designate in writing.

4. All parties to this Note jointly and severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor

5. In the event of a default by Maker under this Note, the holder of this Note shall have the following rights: (a) to enforce one or more remedies available to it under law, equity or hereunder, and such action shall not operate to estop or prevent it from pursuing any further remedy which it may have; (b) to declare the entire unpaid balance due at any time; (c) to impose a late charge equal to five percent (5%) of the unpaid amount if any payment to be made hereunder is not received in full by the due date; and (d) to increase the rate of interest applicable to the entire unpaid principal balance of this Note by an increment of an additional five percent (5%) per annum, unless such increase exceeds the maximum increase permitted by applicable law in such circumstances, in which event said rate of interest shall be increased by that increment which is the maximum increase permitted by law in such circumstances.

6. This Promissory Note shall automatically terminate and be cancelled upon the occurrence of any of the following events: (i) failure of holder or its assigns to pay each installment of the Loans as required by the terms of the Loans described in Schedule 1 attached hereto, or a default under the terms of the Loans; and (ii) a breach of the Stock Purchase Agreement (collectively referred to as an "Event of Default"). Maker shall provide written notice of any such Event of Default to holder, and this promissory Note shall terminate and be cancelled as of the date of such notice. Maker shall have no further obligations whatsoever under this Promissory Note after providing the notice described herein.

7. The acceptance by the holder of this Note of any partial payment made hereunder after the due date of any installment under this Note shall not establish a custom or waive any rights of said holder to enforce prompt payment hereof. Demand, presentment for payment, protest, and notice of nonpayment and protest are hereby waived by the undersigned.

8. By exercising or failing to exercise any of its rights, options or elections hereunder, the holder of this Note shall not be deemed to have waived any breach or default on the part of Maker or to have released Maker from any of its obligations hereunder, unless such waiver or release is in writing and signed by the holder of this Note. In addition, the waiver by the holder of this Note of any breach hereof or default in payment of any indebtedness secured hereby shall not be deemed to constitute a waiver of any succeeding breach or default.

9. All notices, demands, and other communications given hereunder shall be in writing and shall be sent by overnight courier, to such address as the holder of this Note or Maker shall have furnished the other in writing, and shall be deemed to have been given at the time received.

10. All agreements, conditions, and provisions of this Note shall apply to and bind the successors and assigns of all parties hereto. Every provision hereof is intended to be severable. If any provision of this Note is determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the provisions hereof which shall remain binding and enforceable.

11. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA. MAKER HEREBY IRREVOCABLY CONSENTS TO JURISDICTION IN THE STATE OF NORTH CAROLINA AND VENUE IN THE COUNTY OF MECKLENBERG FOR SUCH PURPOSES AND SERVICE OF PROCESS BY U.S. MAIL AND WAIVES ANY AND ALL RIGHTS TO CONTEST SUCH JURISDICTION AND VENUE FOR THE PURPOSE OF ENFORCING THIS NOTE AND ALL RELATED DOCUMENTS DELIVERED IN CONNECTION THEREWITH.

PACEL CORP.

By:	/s/ GARY A. MUSSELMAN
Gary A. Musselman
Its:	President

Exhibit 10.2

ASSET PURCHASE AGREEMENT

Between

BENECORP BUSINESS SERVICES INC.

Seller

and

THE RESOURCING SOLUTIONS GROUP, INC.

Buyer

DATED: DECEMBER 31, 2004

This ASSET PURCHASE AGREEMENT is entered into as of December 31, 2004 (the "Purchase Agreement") by and between THE RESOURCING SOLUTIONS GROUP, INC., a Nevada corporation ("Buyer"), and BENECORP BUSINESS SERVICES, INC., a Texas corporation ("Seller").

WITNESSETH:

WHEREAS, Seller operates a professional employer services business primarily in the state of Texas (the business referred to as the "Purchased Business"); and

WHEREAS, the parties desire that Seller transfer, convey and assign to Buyer certain assets, properties and rights of the Purchased Business; and that Buyer purchase and acquire the same, upon the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

TRANSFER OF PURCHASED ASSETS AND RELATED MATTERS

1.1 PURCHASED ASSETS. On the terms and subject to the conditions of this Agreement, Seller hereby transfers, conveys and assigns to Buyer, and Buyer hereby purchases and acquires from Seller the following assets, properties and rights of Seller, effective as of the Closing Date:

(a) all customers of the Purchased Business as named and described in Schedule 5.7 attached hereto;

(b) all furniture, fixtures, and equipment used in the Purchased Business;

(c) all real property leases;

(d) all computer hardware and software used in the business;

(e) all licenses used in the Purchased Business, including, but not limited to, software licenses;

(f) all customer contracts of Seller as of the Closing Date as described in Schedule 5.6 attached hereto;

(g) the Trade Names and Trademarks (including Service Marks) of Seller used in the Purchased Business as described on Schedule 1.1(g) attached hereto;

(h) all deposits relating to the Purchased Business;

(i) all records and files, including, but not limited to, property records, purchasing and sales records, correspondence with suppliers and customers (both actual and prospective), personnel records, mailing lists, customer and vendor lists and records used exclusively in the Purchased Business; and

(j) all cash and cash equivalents generated from the operation of the Purchased Business.

For convenience of reference, the assets, properties and rights transferred, conveyed and assigned to Buyer hereunder are herein collectively called "Purchased Assets".

The parties agree and acknowledge that Buyer is purchasing substantially all of the assets of Seller by way of this Purchase Agreement.

1.2 PASSAGE OF TITLE AND RISK OF LOSS. Legal and equitable title and risk of loss with respect to the Purchased Assets will not pass to Buyer until such assets are transferred on the Closing Date.

ARTICLE II

EXCLUSION OF LIABILITIES

OBLIGATIONS. Any other provision of this Agreement to the contrary notwithstanding, Buyer does not assume any liability or obligation of Seller, including but not limited to, the following:

(a) any liabilities and obligations of Seller for Federal, state or local taxes, fines, interest or penalties (including, without limitation, franchise, income, personal, real property, sales, use, unemployment, gross receipts, excise, payroll, withholding or other taxes);

(b) any claims, demands, liabilities or obligations of any nature whatsoever which arose or were incurred at or before the Closing Date, or which are based on any event that occurred or existed at or before the Closing Date, or which are based on services performed by Seller at or before the Closing Date, irrespective of when a claim or demand is made (including if the claim is made after Closing Date) irrespective of whether the liability or obligation becomes manifest, after the Closing Date, and regardless of whether or not set forth or otherwise disclosed on any Schedule attached hereto (whether or not required to be so set forth or disclosed);

(c) any actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against Seller;

(d) any liabilities and obligations of Seller for amounts owed to any person affiliated with Seller, in his or her capacity as an owner of Seller;

(e) any liabilities and obligations of Seller existing at the Closing under an employment agreement, written or verbal, or relating to in any way wages, commissions, bonuses, fees, expenses, accrued holiday, vacation and severance pay;

(f) any liabilities or obligations for payments due or required to be made under any health, dental, vision, pension, retirement, savings or other compensation or employee benefit plan maintained by Seller or any other entity;

(g) any liabilities and obligations of Seller under any contract, license, lease or other agreement;

(h) any liabilities relating in any way to an injury to an employee of Seller;

(i) any liability to pay any amounts under a contract or policy of insurance; and

(j) any other liabilities and obligations of Seller.

Seller shall take any and all commercially reasonable actions which may be necessary to prevent any person, firm or governmental authority from having recourse against the Purchased Business or any of the Purchased Assets.

ARTICLE III

PURCHASE PRICE

3.1 PURCHASE PRICE. The aggregate consideration (the "Purchase Price") paid to Seller for the Purchased Assets is $310,000, paid in accordance with paragraph 3.2 below.

3.2 PAYMENT OF PURCHASE PRICE. Buyer shall deliver to Pacel Corp.

(100% owner of Seller) at Closing Ten Thousand and no/100 Dollars ($10,000.00) worth of Buyer stock and Buyer agrees to forgive and cancel that certain debt owed by Pacel Corp. in the amount of Three Hundred Thousand and no/100 Dollars ($300,000), evidenced by that certain promissory attached hereto as Exhibit 2.2.

ARTICLE IV

CLOSING

4.1 CLOSING DATE. The closing for the consummation of the transaction contemplated by this Agreement (the "Closing") will take place at Charlotte, North Carolina, on December 31, 2004, or on such other date and at such other time or place as Buyer and Seller may mutually agree (the "Closing Date").

4.2 SIMULTANEOUS ACTIONS. All actions to be taken and all documents to be executed and delivered by the parties at the Closing will be deemed to have been taken and executed simultaneously and no actions will be deemed taken or any documents executed or delivered until all have been taken, executed and delivered.

4.3 DELIVERIES BY SELLER ON CLOSING DATE. On or before the Closing Date, Seller will deliver to Buyer the following:

(a) Closing Certificate. An accurate certificate, dated the Closing Date, of Seller, satisfactory in form and substance to Buyer, certifying that:

(1) the representations and warranties of Seller contained in this Agreement are true and accurate on and as of the Closing Date with the same force and effect as if made on the Closing Date;

(2) Seller has performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement;

(3) attached hereto are true and complete copies of resolutions adopted by Seller's board of directors or members, as applicable, approving this Agreement and the transactions contemplated hereby; and

(4) the incumbency and specimen signature of each officer of Seller executing this Agreement and any other document to be executed by Seller are as set forth in such certificate.

(b) Instruments of Transfer. A duly executed bill of sale and general instrument of assignment, which bill of sale and assignment shall be in substantially the form of Exhibit 4.3(b) attached hereto.

4.4 DELIVERIES BY BUYER ON CLOSING DATE. On or before the Closing Date, Buyer will have delivered to Seller the following:

(a) Closing Certificate. An accurate certificate, dated the Closing Date, of a duly authorized officer of Buyer, satisfactory in form and substance to Seller, certifying that:

(1) the representations and warranties of Buyer contained in this Agreement are true and accurate on and as of the Closing Date with the same force and effect as if made on the Closing Date;

(2) Buyer has performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement;

(3) attached hereto are true and complete copies of resolutions adopted by Buyer's board of directors approving this Agreement and the transactions contemplated hereby; and

(4) the incumbency and specimen signature of each officer of Buyer executing this Agreement and any other document to be executed by Buyer are as set forth in such certificate.

(b) Delivery of Consideration. Buyer shall provide the purchase price required by Section 3.1 as follows:

a. Buyer Stock. Buyer shall deliver the amount of stock described in paragraph 3.2; and

b. Promissory Note. Buyer shall deliver to Seller the original Promissory Note, a copy of which is attached hereto as Exhibit 2.2 marked "Cancelled" and "Paid in Full".

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

5.1 ORGANIZATIONAL MATTERS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

5.2 AUTHORITY. Seller has all requisite power and authority to:

own, lease and operate its respective properties; carry on the Purchased Business as now being conducted; enter into this Agreement; perform its respective obligations hereunder; and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of each of the Seller. This Agreement has been duly and validly executed by each Seller, and is a valid and binding obligation of Seller, enforceable in accordance with its terms.

5.3 NON-CONTRAVENTION. Except as stated in Schedule 5.3, neither the execution, delivery and performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will:

(a) conflict with or result in a breach of any provision of, as applicable, the Articles of Incorporation or Bylaws of Seller;

(b) as of the Closing Date, cause a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms of any note, bond, lease, mortgage, indenture, license, warranty or other instrument or agreement to which Seller is a party, or by which Seller or any of its assets are or may be bound or benefited; or

(c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree applicable to Seller or any of its respective assets.

No consent or approval by, or any notification or filing with, and no permit, or authorization of, any public body or authority is required in connection with the execution, delivery, and performance by Seller or the consummation by Seller of the transactions contemplated by this Agreement.

5.4 TITLE TO ASSETS.

(a) Seller has good and marketable title to (or a valid leasehold interest in) all of the Purchased Business and each of the Purchased Assets, free and clear of all mortgages, liens, pledges, charges, security interests, rights of way, options, rights of first refusal, conditions, restrictions or encumbrances of any kind or character, whether or not relating to the extension of credit or the borrowing of money (collectively, "Encumbrances"), except for the Encumbrances set forth on Schedule 5.4, and liens for taxes and governmental charges incurred in the ordinary course of business for Seller's services not yet due and payable.

(b) The Purchased Assets include all assets and properties and all rights that Seller believes are necessary to carry on the Purchased Business as presently conducted by Seller. Seller has complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Purchased Assets (subject to obtaining any consents or waivers of third parties disclosed on Schedule 5.4 and required in connection with such sale, conveyance, assignment, transfer and delivery of the Purchased Assets or any part thereof). The instruments of transfer, conveyance and assignment executed and delivered by Seller to Buyer at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors' rights and debtors' obligations, and sufficient to transfer, convey and assign to Buyer all of Seller's interest in and to the Purchased Assets, and sufficient to vest in Buyer the full right, power and authority to conduct the Purchased Business as presently conducted.

5.5 PERSONAL PROPERTY. All personal property of the Seller is in good operating condition and repair (excepting normal wear and tear), is adequate and suitable for the uses for which intended by Seller in the ordinary course of the Purchased Business, and there does not exist any condition which interferes in any material way with the use or economic value thereof.

5.6 AGREEMENTS. Schedule 5.6 attached hereto sets forth a true, complete and correct list of all Customer Agreements to which and of the Seller were a party as of the Closing Date.

5.7 CUSTOMERS. Schedule 5.7 attached hereto contains a true and complete list of the customers of the Purchased Business as of the Closing Date.

5.8 BROKERS. Neither Seller, nor any of its officers, directors, employees or members, has employed any broker or finder in connection with the transactions contemplated by this Agreement. Seller shall indemnify, defend and hold Buyer harmless from any and all claims or losses relating to brokerage fees, commissions or finder's fees owed or claimed to be owed to any broker or finder engaged or claimed to be engaged by Seller.

5.9 BENEFIT PLANS/ERISA. Seller is not a party to, and is not a sponsor, administrator or fiduciary of any employee benefit plan, including, but not limited to, an employee benefit plan defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is maintained or contributed to by the Company or any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),

(c), (m) or (o) of which any of the Sellers is a member (the "Controlled Group") or under which any of the Sellers or any member of the Controlled Group has any liability or contingent liability ("Benefit Plans"), and which cover any employee of the Seller.

5.10 GOVERNMENTAL APPROVALS AND FILINGS. Except as set forth in Schedule 5.10, Seller has no Knowledge of any required consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Seller required in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

5.11 TAXES.

(a) All Tax Returns required to be filed by or on behalf of the Seller have been duly filed on a timely basis and such Tax Returns are true, complete and correct. All Taxes owed by the, Seller have been paid in full (whether or not shown on or reportable on such Tax Returns).

(b) All payroll taxes of the Seller have been paid and/or held in trust awaiting payment for all payroll processed by the Seller through the date of Closing.

(c) None of the Purchased Assets is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax.

5.12 COMPLIANCE WITH LAWS AND ORDERS. Seller has not at any time within the last twelve (12) months, received any notice of a violation of or in default under any Law, assigned License or Order.

In the event that Seller fails to comply with any of the requirements of Article V, Buyer, in its sole discretion, shall be entitled to terminate the Purchase Agreement and all other agreements relating thereto.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

6.1 ORGANIZATIONAL MATTERS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

6.2 AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is a valid and binding obligation of Buyer, enforceable in accordance with its terms.

6.3 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will:

(a) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Buyer;

(b) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms of any agreement, instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound, in each case excluding the Purchased Assets as to which no representation or warranty is made by Buyer; or

(c) violate any statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, in each case applicable to Buyer or any of its assets.

No consent or approval by, or any notification or filing with, and no permit, or authorization of, any public body or authority is required in connection with the execution, delivery, and performance by Buyer or the consummation by Buyer of the transactions contemplated by this Agreement.

6.4 BROKERS. Neither Buyer nor its officers, directors, employees or members, has employed any broker or finder in connection with the transactions contemplated by this Agreement. Buyer shall indemnify, defend and hold Seller harmless from any and all claims or losses relating to brokerage fees, commissions or finder's fees owed or claimed to be owed to any broker or finder engaged or claimed to be engaged by Buyer.

ARTICLE VII

COVENANTS OF SELLER

Seller hereby covenants and agrees with Buyer as follows:

7.1 ACCESS TO PROPERTIES AND RECORDS. Seller will give to Buyer and to its counsel, accountants, and other representatives reasonable access during normal business hours to its properties, personnel, books, tax returns, contracts, commitments and records and the right to make copies thereof. Seller will furnish to Buyer and such representatives all such additional documents and financial and other information concerning the Purchased Business as Buyer or its representatives may from time to time reasonably request and permit Buyer and such representatives to examine all records and working papers relating to the preparation, review and audits of the financial statements and tax returns relating to the Purchased Business.

7.2 APPROVALS. Seller will use all reasonable effort to obtain in writing prior to the Closing Date all approvals, consents and waivers required to be obtained by Seller in order to effectuate the transactions contemplated hereby, and Seller shall obtain all such approvals, consents, and waivers prior to the Closing Date.

7.3 FURTHER ASSURANCES. Seller will at any time and from time to time after the Closing, upon the request of Buyer, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better transferring, assigning, conveying, granting, assuring and confirming to Buyer, or for aiding and assisting in the collection of or reducing to possession by Buyer, of the Purchased Assets, or to vest in Buyer good, valid and marketable title to the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement.

ARTICLE VIII

COVENANTS OF BUYER

CONFIDENTIALITY; RETURN OF DOCUMENTS. Unless and until the transactions contemplated by this Agreement are consummated on the Closing Date (or other date mutually agreed upon by the parties hereto), Buyer will keep in confidence all proprietary and financial information of Seller including information concerning its customers, and will not, except to the extent required by law, financing and securities disclosure requirement or to the extent any such information is otherwise publicly available or received from a third party not affiliated with Seller, without the prior written consent of Seller, reveal any such financial or proprietary information to any third party other than affiliates or representatives of Buyer and potential lenders, investors and other providers of funds each of whom shall agree to be bound by the same restrictions with respect to confidentiality imposed on Buyer hereunder. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller, at Seller' request, all documents supplied to Buyer by Seller and notes derived therefrom, pursuant to the provisions of this Agreement.

ARTICLE IX

INDEMNIFICATION

9.1 INDEMNIFICATION.

(a) Seller Indemnity. Seller will indemnify, defend and save Buyer harmless from, against, for and in respect of the following:

(1) any and all liabilities and obligations of Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability, obligation or claim) not specifically assumed by Buyer pursuant to this Agreement and the Assumption Agreement;

(2) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Buyer and arising from a breach of any material representation or warranty of Seller contained in or made pursuant to this Agreement (including the Schedules and Exhibits attached hereto), or in any certificate, instrument or agreement delivered by Seller pursuant hereto or in connection with the transactions contemplated hereby;

(3) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Buyer and arising from a breach of any material covenant or agreement of Seller contained in or made pursuant to this Agreement; and

(4) all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants', and other professional fees and expenses) incurred by Buyer in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this

Section 9.1(a).

(b) Buyer's Indemnity. Buyer will indemnify, defend and save Seller harmless from, against, for and in respect of the following:

(1) any liabilities or obligations of Seller assumed by Buyer pursuant to this Agreement and the Assumption Agreement;

(2) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Seller and arising from a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by it pursuant hereto or in connection with the transactions contemplated hereby;

(3) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Seller and arising from a breach of any covenant or agreement of Buyer contained in or made pursuant to this Agreement; and

(4) all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants', and other professional fees and expenses) incurred by Seller in connection with any action, suit, proceeding, demand, investigation assessment or judgment incident to any of the matters indemnified against under this

Section 9.1(b).

9.2 THIRD PARTY CLAIMS. With respect to claims resulting from assertion of liability by third parties, the obligations and liabilities of the party responsible for indemnification (the "Indemnifying Party") hereunder with respect to indemnification claims by the party entitled to indemnification (the "Indemnified Party") will be subject to the following terms and conditions:

(a) The Indemnified Party will give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in

Section 9.1 hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known.

(b) If any action, suit or proceeding is brought against the Indemnified Party, with respect to which the Indemnifying Party may have liability under the indemnity agreement contained in Section 9.1 hereof, the action, suit or proceeding will, upon the written agreement of the Indemnifying Party that it is obligated to indemnify under the indemnity agreement contained in Section 9.1 hereof, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the Indemnifying Party at the expense of the Indemnifying Party. The Indemnified Party will have the right to select legal counsel in any such case, and the fees and expenses of such counsel will be at the expense of the Indemnifying Counsel. If the Indemnifying Party does not agree, promptly after the notice to it provided in subsection (a) above, that it is obligated to indemnify under the indemnity agreement contained in Section 9.1 hereof, that such Indemnified Party reasonably concludes that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in Section 9.1 hereof, or that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party will not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Party and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreement contained in Section 9.1 hereof will be borne by the Indemnifying Party. The Indemnified Party will be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The Indemnifying Party will make available to the Indemnified Party and its attorneys and accountants all books and records of the Indemnifying Party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

(c) The Indemnifying Party will not make any settlement of any claims without the written consent of the Indemnified Party, provided, that if the Indemnified Party fails to consent to a settlement of any claim, demand, suit or cause of action described in this Section 9.2, the Indemnifying Party's obligation to indemnify an award of damages shall in no event exceed the amount that the Indemnifying Party would have been required to indemnify for had such settlement offer been accepted by the Indemnified Party.

ARTICLE X

MISCELLANEOUS

10.1 EXPENSES; TRANSFER TAXES. All fees, costs and expenses incurred by Seller in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses, will be borne by Seller. All fees and expenses incurred by Buyer in connection with this Agreement will be borne by Buyer. All registration, recording or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement will be paid by Buyer.

10.2 PARTIES IN INTEREST. This Agreement is not assignable by either Buyer or Seller without the prior written consent of the other, except that without relieving Buyer of any of its obligations under this Agreement, Buyer may assign this Agreement to any subsidiary or affiliate of Buyer. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective successors, heirs, legal representatives, and assigns of the parties hereto. This Agreement constitutes an agreement among the parties hereto and none of the agreements, covenants, representations or warranties contained herein is for the benefit of any third party not a party to this Agreement.

10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the Schedules and Exhibits attached hereto) contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

10.4 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.5 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by reputable overnight courier service for next business day delivery, or if sent by facsimile transmission, as follows:

IF TO SELLER:
Benecorp Business Services, Inc.
10108 Industrial Drive
Pineville, North Carolina 28134
Attn: Gary Musselman

IF TO BUYER:	WITH COPY TO:
The Resourcing Solutions Group, Inc.	Brian M. Nugent, Esq.
10108 Industrial Drive	215 West Oak Street
Pineville, North Carolina 28134	Tenth Floor
Attn: Gary Musselman	Fort Collins, Colorado 80521

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be effective on the date of receipt (or, if received on a non-business day, on the first business day after the date of receipt).

10.6 PUBLICITY. The parties agree that, except as otherwise required by law, the issuance prior to Closing of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby will require the prior, written consent of the Buyer. Buyer agrees to provide to Seller a copy of any written materials that Buyer intends to publish regarding the Asset Purchase and Buyer has 48 hours to provide its comments.

10.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts and by different parties in separate counterparts, each of which will be deemed an original instrument, but all of which together will constitute one agreement. This Agreement will become effective when one or more counterparts have been signed by Seller and Buyer, and delivered to Buyer and Seller, respectively. Any party may deliver an executed copy of this Agreement (and an executed copy of any documents contemplated by this Agreement) by facsimile transmission to another party, and such delivery will have the same force and effect as any other delivery of a manually signed copy of this Agreement (or such other document).

10.8 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of North Carolina.

10.9 GENDER. Any reference to a particular gender will be deemed to include all other genders unless the context otherwise requires.

10.10 WAIVERS. Any provision of this Agreement may be waived only by a written instrument executed by the party to be charged with such waiver. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

10.11 DEFINED TERMS. Throughout this Agreement various terms have been defined by being enclosed in quotation marks, usually in parentheses, and used with their initial letters capitalized. Unless the context otherwise requires, such defined terms will have their designated meaning whenever used in this Agreement or any attached schedules. Unless an express reference is made to a different document, all references to a Section or Article shall be understood to refer to the indicated Section or Article of this Agreement, and all references to a Schedule or Exhibit shall be understood to refer to the indicated Schedule or Exhibit attached to this Agreement.

10.12 TIME. Time is of the essence to the performance of the obligations set forth in this Agreement.

10.13 CONSTRUCTION. This Agreement is the result of negotiations between Seller and Buyer. No provision of this Agreement shall be construed against a party because of such party's role as the drafter of the provision.

10.14 ATTORNEYS' FEES. If there is any litigation related to this Agreement or the transactions contemplated by this Agreement, each party will be responsible for its own costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses).

(Definitions Follow)

DEFINITIONS

Definitions. As used herein, the following terms have the meanings set forth below:

"Actions or Proceedings" means any action, suit, proceeding, arbitration or investigation or audit by any Governmental or Regulatory Authority.

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

"Books and Records" means all documents, instruments, papers, books and records, books of account, files and data (including customer and supplier lists), catalogs, brochures, sales literature, promotional material, certificates and other documents used in or associated with the conduct of the Business or the ownership of the Company's property, including, without limitation, financial statements, Tax Records (including Tax Returns), ledgers, minute books, copies of Contracts, Licenses and Permits, operating data and environmental studies and plans.

"Business" means the business and goodwill of the Company as a going concern. "Claim" means any action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand. "Code" means the Internal Revenue Code of 1986, as amended.

"Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or agreement (whether written or oral).

"Disclosure Schedule" means the schedules attached hereto and incorporated herein by reference of the Seller and the Buyer as appropriate in the context and as referenced throughout this Agreement.

"GAAP" means generally accepted accounting principles consistently applied (as such term is used in the American Institute of Certified Public Accountants Professional Standards) as of the date of the Financial Statements "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

"Indebtedness" of any Person means any obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, indentures or similar instruments, (c) for the deferred purchase price of goods and services (other than trade payables incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

"Intellectual Property" means all know-how, patents, copyright registrations, trademark and service mark registrations, applications for any of the foregoing, whether or not registered, all designs, copyrights, trademarks, service marks, trade names, secret formulae, trade secrets, secret processes, computer programs and confidential information, including all rights to any such property that is owned by and licensed from others and any goodwill associated with any of the above.

"Knowledge of the Seller," "the Seller's Knowledge," or other like words mean the knowledge of the Company, Shareholders and the individuals set forth in

Section 9.1 of the Disclosure Schedule after due inquiry.

"Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements in effect on the date of this Agreement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Liabilities" means all Indebtedness and other liabilities, including, without limitation, strict liability, and obligations to pay, perform or discharge any costs, expenses and obligations of a Person (whether known, unknown, absolute, accrued, contingent, fixed or otherwise or whether due or to become due) and all costs, expenses and obligations related to any of the foregoing.

"Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted or issued by any Person and are associated with or necessary to operate the Company and/or used in connection with the Business.

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claims, levy, charge, option, right of first refusal, charges, debentures, indentures, deeds of trust, easements, rights-of-way, restrictions, encroachments, licenses, leases, permits, security agreements, or other encumbrance of any kind and other restrictions or limitations on the use or ownership of real or personal property or irregularities in title thereto or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Material Adverse Effect" means, with respect any Person, material adverse changes in the business, assets, financial condition, results or prospects of operations of such Person.

"Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Related Agreements" means any other agreement, certificate or similar document executed pursuant to this Agreement.

"Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other charges, imposed by any taxing authority, together with any related interest, penalties or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income taxes, alternative or add-on minimum taxes, gross income taxes, gross receipts taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, franchise taxes, profits taxes, license taxes, transfer taxes, recording taxes, escheat taxes, withholding taxes, payroll taxes, employment taxes, excise taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profit taxes, environmental taxes, custom duty taxes or other governmental fees or other like assessments or charges of any kind whatsoever, and any transferee or secondary liability in respect of any tax (whether imposed by Law, contract or otherwise).

"Tax Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

Other Definitional Provisions.

The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise.

For purposes of this Agreement, "ordinary course of business" shall include, without limitation negotiating contract renewals consistent with past practices.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

	SELLER:		BUYER:

	BENECORP BUSINESS SERVICES, INC.		THE RESOURCING SOLUTIONS GROUP, INC.

By:	/s/ GARY MUSSELMAN	By:	/s/ GARY MUSSELMAN
	Gary Musselman, President		Gary Musselman, President

Exhibit 2.2 to Securities Purchase Agreement

PROMISSORY NOTE

$300,000.00 DECEMBER 30, 2004

FOR VALUE RECEIVED, the undersigned, PACEL CORP, INC ("Maker"), a Virginia corporation, hereby promises to pay to the order of The Resourcing Solutions Group, Inc, a Nevada company, the aggregate, principal sum of $300,000, together with interest on the unpaid principal balance, in accordance with the schedule attached hereto and incorporated herein.

1. The principal and interest indebtedness evidenced hereby shall be a payable in accordance with Schedule 1 attached hereto and made a part hereof.

2. All payments on account of the indebtedness represented by this Note shall be applied first to accrued and unpaid interest and the remainder to principal. This Note may be prepaid by Maker at any time, in whole or in part, without premium or penalty There shall be no default under paragraph 1(a) unless the required amount is not received by the holder of this Note by the tenth day of the month.

3. Payments shall be made to The Resourcing Solutions Group, Inc, care of Gary Musselman, 10108 Industrial Drive, Pineville NC 28134, or such other address as the holder of this Note may designate in writing.

4. All parties to this Note jointly and severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor

5. In the event of a default by Maker under this Note, the holder of this Note shall have the following rights: (a) to enforce one or more remedies available to it under law, equity or hereunder, and such action shall not operate to estop or prevent it from pursuing any further remedy which it may have; (b) to declare the entire unpaid balance due at any time; (c) to impose a late charge equal to five percent (5%) of the unpaid amount if any payment to be made hereunder is not received in full by the due date; and (d) to increase the rate of interest applicable to the entire unpaid principal balance of this Note by an increment of an additional five percent (5%) per annum, unless such increase exceeds the maximum increase permitted by applicable law in such circumstances, in which event said rate of interest shall be increased by that increment which is the maximum increase permitted by law in such circumstances.

6. This Promissory Note shall automatically terminate and be cancelled upon the occurrence of any of the following events: (i) failure of holder or its assigns to pay each installment of the Loans as required by the terms of the Loans described in Schedule 1 attached hereto, or a default under the terms of the Loans; and (ii) a breach of the Stock Purchase Agreement (collectively referred to as an "Event of Default"). Maker shall provide written notice of any such Event of Default to holder, and this promissory Note shall terminate and be cancelled as of the date of such notice. Maker shall have no further obligations whatsoever under this Promissory Note after providing the notice described herein.

7. The acceptance by the holder of this Note of any partial payment made hereunder after the due date of any installment under this Note shall not establish a custom or waive any rights of said holder to enforce prompt payment hereof. Demand, presentment for payment, protest, and notice of nonpayment and protest are hereby waived by the undersigned.

8. By exercising or failing to exercise any of its rights, options or elections hereunder, the holder of this Note shall not be deemed to have waived any breach or default on the part of Maker or to have released Maker from any of its obligations hereunder, unless such waiver or release is in writing and signed by the holder of this Note. In addition, the waiver by the holder of this Note of any breach hereof or default in payment of any indebtedness secured hereby shall not be deemed to constitute a waiver of any succeeding breach or default.

9. All notices, demands, and other communications given hereunder shall be in writing and shall be sent by overnight courier, to such address as the holder of this Note or Maker shall have furnished the other in writing, and shall be deemed to have been given at the time received.

10. All agreements, conditions, and provisions of this Note shall apply to and bind the successors and assigns of all parties hereto. Every provision hereof is intended to be severable. If any provision of this Note is determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the provisions hereof which shall remain binding and enforceable.

11. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA. MAKER HEREBY IRREVOCABLY CONSENTS TO JURISDICTION IN THE STATE OF NORTH CAROLINA AND VENUE IN THE COUNTY OF MECKLENBERG FOR SUCH PURPOSES AND SERVICE OF PROCESS BY U.S. MAIL AND WAIVES ANY AND ALL RIGHTS TO CONTEST SUCH JURISDICTION AND VENUE FOR THE PURPOSE OF ENFORCING THIS NOTE AND ALL RELATED DOCUMENTS DELIVERED IN CONNECTION THEREWITH.

PACEL CORP.

By:	/s/ GARY A. MUSSELMAN
Gary A. Musselman
Its:	President